Exhibit 3.2
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ANGELES PARTNERS XII, LP
          The undersigned, being the only general partners of Angeles Partners XII, LP, and desiring to form a limited partnership pursuant to the laws of the State of Delaware certify as follows:
          1. The name of the Limited Partnership is Angeles Partners XII, LP (the “Partnership”).
          2. The address of the Partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
          3. The name and address of the Partnership’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
          4. The name and address of the Partnership’s Managing General Partner is Angeles Realty Corporation II, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237.
          5. The name and address of the Partnership’s Non-Managing General Partner is AIMCO Angeles GP, LLC, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237.
          6. The partnership interests of the Partnership may consist of an unlimited number of series of partnership interests. Each series of interests shall have separate rights, powers and duties with respect to the property and obligations of the Partnership and profits and losses associated with such property and obligations. The Partnership shall maintain separate and distinct records for each series and, pursuant to Section 17-218 of the Delaware Revised Uniform Limited Partnership Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series or a general partner of such series, and not against the assets of any other series or the Partnership generally.
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ANGELES PARTNERS XII, LP

By:	ANGELES REALTY CORPORATION II
Managing General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

By:	AIMCO ANGELES GP, LLC
Non-Managing General Partner

By:	AIMCO PROPERTIES, L.P.,
its member

By:	AIMCO-GP, INC.,
its general partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

Dated: November 23, 2010